Exhibit 10.34

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THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ACCENTIA, INC.

INCENTIVE STOCK OPTION AGREEMENT

Accentia, Inc., a Florida corporation (the “Company”), hereby grants to the individual named below an option (the “Option Agreement”) to purchase certain shares of Series D Convertible Preferred Stock of the Company pursuant to the Accentia, Inc. 2003 Stock Option Plan, in the manner and subject to the provisions of this Option Agreement.

1.	Definitions:

(a)	“Code” shall mean the Internal Revenue Code of 1986, as amended. (All references to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.)

(b)	“Company” shall mean Accentia, Inc., a Florida corporation, and any successor corporation thereto.

(c)	“Date of Option Grant” shall mean .

(d)	“Disability” shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Board in its sole discretion under procedures established by the Board of Directors of the Company.

(e)	“Exercise Price” shall mean , per share as adjusted from time to time pursuant to Paragraph 9 below.

(f)	“Number of Option Shares” shall mean shares of Series D Convertible Preferred Stock of the Company as adjusted from time to time pursuant to Paragraph 9 below.

(g)	“Option Term Date” shall mean the date ten (10) years after the Date of Option Grant.

(h)	“Optionee” shall mean .

(i)	“Participating Company” shall mean (i) the Company and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Code.

(j)	“Participating Company Group” shall mean at any point in time all corporations collectively which are then a Participating Company.

(k)	“Plan” shall mean the Accentia, Inc. 2003 Stock Option Plan, as amended from time to time.

2.	Status of the Option. This Option is intended to be an incentive stock option as described in Section 422 of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

3.	Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted in the Plan, other than the power to terminate or amend the Plan as provided in Paragraph 12 of the Plan, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation or election.

4.	Exercise and Vesting of the Option.

(a)	Right to Exercise. The Option shall vest and become exercisable from time to time, subject to the schedule set forth below, in whole or in part, and subject to the termination provisions of Paragraphs 6 and 7 hereof and the Optionee’s agreement that any shares purchased upon exercise are subject to the Company’s repurchase rights set forth in Paragraph 11 hereof:

(i)	On or after , the Option shall be vested and may be exercised to purchase up to of the Number of Option Shares.

(ii)	Thereafter, on each day beginning on , the Option shall vest with respect to of the Number of Option Shares. This provision shall be interpreted such that on or after , the Option shall be vested and may be exercised with respect to 100% of the Number of Option Shares (assuming that none of the Options have been previously exercised).

The schedule set forth above is cumulative, so that shares as to which the Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of shares as to which it is then exercisable.

Notwithstanding the foregoing, if the aggregate fair market value, determined as of the Date of Option Grant, of the stock with respect to which the Optionee may exercise incentive stock options (determined without regard to this provision) for the first time during any calendar year (under this Plan or under any other plan of the Participating Company Group), as determined in accordance with Section 422(d) of the Code, shall exceed one hundred thousand dollars ($100,000), the Option shall be deemed a nonqualified stock option to the extent of such excess.

(b)	Method of Exercise. The Option shall be exercised by written notice to the Company in the form of Exhibit A hereto stating the election to exercise the Option, the Number of Option Shares for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required by the Company. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Paragraph 6 hereof, accompanied by (i) full payment of the exercise price for the number of shares being purchased and (ii) an executed copy, if required herein, of the then current form of joint escrow instructions referenced below.

(c)	Form of Payment of Option Price. Such payment shall be made in cash, check or cash equivalent or in any other form as may be permitted by the Board in its sole discretion.

(d)

Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

(e)	Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

(f)	Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.

THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(g)	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.	Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

6.	Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above, (b) the last date for exercising the Option following termination of employment as described in Paragraph 7 hereof, or (c) upon a Transfer of Control as described in Paragraph 8 hereof.

7.	Termination of Employment.

(a)	Termination of the Option. If the Optionee ceases to be an employee of the Participating Company Group for any reason except death or Disability, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee’s employment terminates, but in any event no later than the Option Term Date. If the Optionee’s employment with the Participating Company Group is terminated because of the death or Disability of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee’s employment terminated, but in any event no later than the Option Term Date. The Optionee’s employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of employment. This Paragraph shall be interpreted such that the Option ceases to vest on the date on which the Optionee ceases to be an employee of the Participating Company Group (pursuant to this Paragraph 7) for any reason, notwithstanding any period after such cessation of employment during which the Option may remain exercisable as provided in this Paragraph 7.

(b)	Termination of Employment Defined. For purposes of this Paragraph 7, the Optionee’s-employment shall be deemed to have terminated either upon an actual termination of employment or upon the Optionee’s employer ceasing to be a Participating Company.

(c)	Exercise Prevented by Law. Except as provided in this Paragraph 7, the Option shall terminate and may not be exercised after the Optionee’s employment with the Participating Company Group terminates unless the exercise of the Option in accordance with this Paragraph 7 is prevented by the provisions of Paragraph 4(f) hereof. If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

(d)	Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of employment, or (iii) the Option Term Date.

(e)	Leave of Absence. For purposes hereof, the Optionee’s employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee’s employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to reemployment with the Participating Company Group remains guaranteed by statute or contract.

8.	Transfer of Control. Upon a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or stock of the Company are sold, leased, transferred or otherwise disposed of (other than a mere reincorporation transaction or one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the surviving corporation) (a “Transfer of Control”), then any unexercisable portion of an outstanding Option shall become immediately exercisable as of a date prior to the Transfer of Control, which date shall be determined by the Board in its sole discretion. The exercise of any Option that was permissible solely by reason of tins Paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. The Board may further determine, in its sole discretion, to provide that any Options which become exercisable solely by reason of this Paragraph 8 and which are not exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control. Notwithstanding the foregoing, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with a Transfer of Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent-thereof), (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option at the time of such Transfer of Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option or (iii) the acceleration of such Option is subject to other limitations imposed by the Board at the time of the grant of the Option. The determination of option comparability under clause (i) above shall be made by the Board in its sole discretion, and its determination shall be final, binding and conclusive.

9.	Effect of Change in Stock Subject to the Option. The Board shall make appropriate adjustments in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.

10.	Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Paragraph 9 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s employment at any time.

11.	Right of First Refusal.

(a)	Right of First Refusal. In the event the Optionee proposes to sell, pledge, or otherwise transfer (each, a “transfer”) any shares acquired upon exercise of the Option (the “Transfer Shares”) to any person or entity, including, without limitation, any stockholder of the Participating Company Group, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Paragraph 11 (the “Right of First Refusal”).

(b)	Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Optionee shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”), the proposed transfer price, and such information necessary to show the bona fide nature of the proposed transfer. In the event the Optionee proposes to transfer any Transfer Shares to more than one (1) Proposed Transferee, the Optionee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

(c)	Bona Fide Transfer. In the event that the Company shall determine that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed transfer, the Company shall give the Optionee written notice of the Optionee’s failure to comply with the procedure described in this Paragraph 11, and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedures described in this Paragraph 11. The Optionee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

(d)

Exercise of the Right of First Refusal. In the event the proposed transfer is deemed to be bona fide, the Company shall have the right to purchase any or all of the Transfer Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of

First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s ability to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice; provided however, that in the event that the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled.

(e)	Failure to Exercise the Right of First Refusal. If the Company fails to exercise the Right of First Refusal with respect to any of the Transfer Shares within the period specified in Paragraph ll(d) above, the Optionee may conclude a transfer to the Proposed Transferee of such Transfer Shares on the terms and conditions described in the Transfer. Notice, provided-such transfer occurs not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Paragraph 11.

(f)	Transferees of the Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interests subject to the provisions of this Paragraph 11 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Paragraph 11 are met.

(g)	Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the exercise of the Option if (i) such transfer is in connection with a Transfer of Control, (ii) such transfer is to one or more members of the Optionee’s immediate family (or a trust for their benefit) provided all such transferees agree in writing to the restrictions of Paragraph 1l(f), or (iii) such transfer has been approved by the Board of Directors of the Company, which approval may be granted or withheld in its sole discretion. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Paragraph 1l(i) below result in a termination of the Right of First Refusal.

(h)	Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Optionee has attempted a transfer, to one (1) or more persons as may be selected by the Board of Directors of the Company.

(i)	Early Termination of the Right of First Refusal. The other provisions of this Paragraph 11 notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect, upon (i) the occurrence of a Transfer of Control, unless the surviving, continuing, successor, or purchasing corporation, as the case may be, assumes the Company’s rights and obligations under the Plan or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

12.	Escrow.

(a)	Establishment of Escrow. To insure shares subject to the Right of First Refusal will be available for repurchase, the Company may require the Optionee to deposit the certificate or certificates evidencing the shares which the Optionee purchases upon exercise of the Option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow.

(b)	Delivery of Shares to Optionee. As soon as practicable after the expiration of the Right of First Refusal, the escrow agent shall deliver to the Optionee the shares no longer subject to such restrictions.

(c)

Notices and Payments. In the event the shares held in escrow are subject to the Company’s exercise of the Right of First Refusal, the notices required to be given to the Optionee shall be given to the escrow agent and any payment required to be given to the Optionee shall be given to the escrow agent. Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

13.	Stock Dividends Subject to Option Agreement. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the Company, the stock of which is subject to the provisions of this Option Agreement, then, in such event, any and all new substituted or additional securities to which the Optionee is entitled by reason of the Optionee’s ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Right of First Refusal with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

14.	Notice of Sales Upon Disqualifying Disposition. The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after exercise of the Option and the two-year period immediately after grant of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend or legends on any certificate or certificates representing, shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate or certificates pursuant to the preceding sentence.

15.	Legends. The Company may at any time place legends referencing the Right of First Refusal set forth in Paragraph 11 above and any applicable federal or state securities law restriction on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of stock acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this Paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

(a)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE CORPORATION RECEIVES AN

OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

(b)	THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

(c)	THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) FOR A PERIOD OF ONE YEAR FROM THE DATE OF EXERCISE OF THE OPTION OR TWO YEARS FROM THE DATE OF GRANT OF THE OPTION.

16.	Initial Public Offering. The Optionee hereby agrees that in the event of an initial public offering of stock made by the Company under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such initial public offering. The foregoing limitation shall not apply to shares registered under the Securities Act.

17.	Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

18.

Termination or Amendment. The Board may terminate or amend this Option Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such amendment is required to enable the Option to qualify as an Incentive Stock Option.

19.	Integrated Agreement. This Option Agreement and the Plan constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

20.	Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

21.	Applicable Law. This Option Agreement shall be governed by the laws of the State of Florida as such laws are applied to agreements entered into and performed entirely within the State of Florida and without regard to the rules of such State regarding choice of laws.

22.	Effect of Certain Transactions. Notwithstanding anything to contrary in this Option Agreement, in the event that the Optionee has entered into a nondisclosure, invention and/or non-competition agreement with the Company, either separately or as part of an employment agreement, and the Optionee breaches any such agreement, the Optionee shall forfeit all of Number of Option Shares granted pursuant to this Option Agreement, whether or not vested or exercisable.

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SEPARATE SIGNATURE PAGE TO ACCENTIA, INC.

INCENTIVE STOCK OPTION AGREEMENT

ACCENTIA, INC.

By:	/s/ Frank E. O’Donnell, Jr.
Frank E. O’Donnell, Jr., M.D.
Chairman

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Right of First Refusal set forth in Paragraph 11, and hereby accepts the Option Agreement subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company made in good faith upon any questions arising under this Option Agreement.

The undersigned hereby acknowledges receipt of a copy of the Plan.

Date:

EXHIBIT A

[Date]

Accentia, Inc.

Attn: President

Re:	Exercise of Incentive Stock Option

Dear Sirs:

Pursuant to the terms and conditions of the Incentive Stock Option Agreement dated as of April 10, 2003 (the “Agreement”), between                      (“Optionee”) and Accentia, Inc. (the “Company”), Optionee hereby agrees to purchase              shares (the “Shares”) of the Series D Convertible Preferred Stock of the Company and tender payment in full for such shares in accordance with the terms of the Agreement.

The Shares are being issued to Optionee in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”). In connection with such purchase, Optionee represents, warrants and agrees as follows:

1.	The Shares are being purchased for the Optionee’s own account and not for the account of any other person, with the intent of holding the Shares for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.

2.	The Optionee is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.

3.	The Optionee has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Optionee desired, is familiar with the business and affairs of the Company and realizes that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.

4.	The Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the

Optionee to make an informed decision with respect to the investment, in the Company represented by the Shares.

5.	The Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Optionee acknowledges that he or she may need to continue to bear the economic risk of the investment in the Shares for an indefinite period.

6.	The Optionee understands and agrees that the Shares are being issued and sold to the Optionee without registration under any state or federal laws relating to the registration of securities, in reliance upon exemptions from registration under appropriate state and federal laws based in part upon the representations of the Optionee made herein.

7.	The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to any sale of the Shares by the Optionee.

8.	The Optionee has not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of this Option or the disposition of the Shares. The Optionee assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith.

Very truly yours,

(Address)

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